                              TERMINATION ADDENDUM
                           EFFECTIVE JANUARY 1, 2012

                                     TO THE

             AUTOMATIC YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 15, 1999

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                 (COLLECTIVELY REFERRED TO AS "CEDING COMPANY")

                                      AND

                      MUNICH AMERICAN REASSURANCE COMPANY
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Agreement was originally entered into between the Ceding Company and Continental Assurance Company as the Reinsurer; and

WHEREAS, Munich American Reassurance Company replaced Continental Assurance Company as Reinsurer to the Agreement effective June 30, 2001; and

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer have agreed to terminate the Agreement for new business effective January 1, 2012.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. Effective January 1, 2012 the Ceding Company will no longer cede, and the Reinsurer will no longer accept, policies whose original application date was on or after January 1, 2012. The Agreement will continue to apply to all in force reinsurance until the termination or expiration of all such reinsurance.

3. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

Automatic Yearly Renewable Term Reinsurance Agreement -- Effective 10/15/1999 Between HLA, HLIC, & ILA and Munich Re
Termination Addendum -- Effective January 1, 2012
Munich Re Treaty No. 2616 Amendment # 9

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed the termination addendum in duplicate on the dates indicated below.

MUNICH AMERICAN REASSURANCE COMPANY

By:        /s/ Emily Roman                                 Attest:    /s/ Melinda A Webb
           ----------------------------------------------             ----------------------------------------------
Name:      Emily Roman                                     Name:      Melinda A Webb
Title:     2nd Vice President and [ILLEGIBLE] Actuary      Title:     2nd Vice President, [ILLEGIBLE]
Date:      7/12/12                                         Date:      7/12/12

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:        /s/ Paul Fischer                                Attest:    /s/ Donna R. Jarvis
           ----------------------------------------------             ----------------------------------------------
Name:      Paul Fischer, FSA, MAAA                         Name:      Donna R. Jarvis
Title:     Assistant Vice President and Actuary            Title:     Vice President and Actuary
           Individual Life Product Management
Date:      7/25/12                                         Date:      7/25/2012

Automatic Yearly Renewable Term Reinsurance Agreement -- Effective 10/15/1999 Between HLA, HLC, & ILA and Munich Re
Termination Addendum -- Effective January 1, 2012
Munich Re Treaty No. 2616 Amendment # 9

                                    2